UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933


                            Inc.ubator Capital, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                      88-0407731
-------------------------------                 --------------------------
(State or other jurisdiction of                 (I.R.S. Employer I.D. No.)
incorporation or organization)


         9777 Wilshire Blvd., Suite 718, Beverly Hills, California 90212
         ---------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                             Services Provider Plan
                             ----------------------
                              (Full Title of Plan)

         Harry Weitzel, 21166 Great Mills Road, Lexington Park, MD 20653
         ---------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (410) 394-6223
           ----------------------------------------------------------
          (Telephone number including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
                                     Maximum        Maximum
Title of                             Offering       Aggregate    Amount of
Securities          Amount to be     Price Per      Offering     Registration
to be Registered    Registered(1)    Share          Price        Fee(2)
---------------------------------------------------------------------------
Common Stock          2,900,000        $.08         $232,000     $58.00

(1) Pursuant to a services provider plan adopted as of November 1, 2001, the board of directors of the corporation approved the issuance of 1,000,000 shares to Aaron Grunfeld, 600,000 shares to Michael Eisner, 600,000 shares to Don Carroll, 500,000 shares to Eugene Scher, and 200,000 shares to Susan H. Tregub, in exchange for providing services to the corporation.

(2) Estimated solely for the purpose of calculating registration fee, pursuant to Rule 457(c) under the Securities Act, as amended, on the basis of the average ask and bid price as of the date of (within 5 business days of) filing.

PROSPECTUS

                            Inc.ubator Capital, Inc.

                         9777 Wilshire Blvd., Suite 718

                             Beverly Hills, CA 90212

                        2,900,000 SHARES OF COMMON STOCK

         This Prospectus relates to the offer and sale of Inc.ubator Capital, Inc., a Delaware corporation (the "Company"), of shares of its $.001 par value common stock (the "Common Stock) to service providers of the Company (the "Service Providers") pursuant to a services provider plan approved by the Company. The Company is registering hereunder and then issuing 2,900,000 shares of the Common Stock to the Service Providers in consideration for services already rendered and services to be rendered under the services provider plan.

         The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933, as amended may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale. None of the shares registered hereunder is being sold to anyone who is an affiliate of the Company. Generally, an affiliate is any director, executive officer or controlling shareholder of the Company or a person who directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with a person who controls, the Company. The affiliates of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") which would limit their discretion in transferring the shares acquired in the Company. If any of the Service Providers are not now affiliates but become affiliates of the Company in the future, he or she would then be subject to Section 16(b) of the Exchange Act (See General Information -- Restrictions on Resale).

The Common Stock is listed on the OTC Bulletin Board under the symbol IBTR.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Date of this Prospectus is February 22, 2001.

         This Prospectus is not part of any other registration statement that has been filed and been declared effective under the Securities Act of 1933, as amended (the "Securities Act") by the Company. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the United States Securities and Exchange Commission (the "Commission") are qualified in their entirety by the reference thereto.

         A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Inc.ubator Capital, Inc., 9777 Wilshire Blvd., Suite 718, Beverly Hills, CA 90212.

         The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.C., Washington, D.C., 20549. Copies may be obtained at the prescribed rates. In addition the Common Stock is quoted on the automated quotation system maintained by the National Association of Securities Dealers, Inc. (the "NASD"). Thus, copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street, N.W. Washington, D.C. 20549.

         No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation.

         Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS

                                                                            Page

PART I .....................................................................   1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS .......................   1

ITEM 1.  PLAN INFORMATION ..................................................   1

GENERAL INFORMATION ........................................................   1

The Company ................................................................   1
Purpose ....................................................................   1
Common Stock ...............................................................   1
The Service Providers ......................................................   1
No Restrictions on Transfer ................................................   1
Restrictions on Resale .....................................................   2

DOCUMENTS INCORPORATED BY REFERENCE & ADDITIONAL INFORMATION ...............   2

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
             INFORMATION ...................................................   2

Legal Opinion and Experts ..................................................   2
Indemnification of Officers and Directors ..................................   3

PART II ....................................................................   3

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT .........................   3

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE ...........................   3

ITEM 4.  DESCRIPTION OF SECURITIES .........................................   3

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL ............................   3

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS .........................   3

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED ...............................   4

ITEM 8.  EXHIBITS ..........................................................   4

ITEM 9.  UNDERTAKINGS ......................................................   4

SIGNATURES .................................................................   6

EXHIBIT INDEX ..............................................................   8
                                       iii

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan information

GENERAL INFORMATION

The Company

         The Company has its principal offices at 9777 Wilshire Blvd., Suite 718, Beverly Hills, CA 90212, (310) 205-6080.

Purposes

         The Common Stock will be issued by the Company pursuant to a Services Provider Plan approved by the Board of Directors of the Company (the "Board of Directors"). The Services Provider Plan is intended to provide a method whereby the Company will be able to use the services of the Service Providers in connection with legal and financial advice pertaining to the Company's business affairs as the Company may, from time to time, reasonably request. A copy of the Services Provider Plan has been filed as an exhibit to this Registration Statement.

COMMON STOCK

         The Board has authorized the issuance of 2,900,000 shares of the Common
Stock  to  the  Service  Providers  upon   effectiveness  of  this  Registration
Statement.

The Service Providers

         The Service Providers have agreed to provide their respective expertise and advice to the Company on a non-exclusive basis for the purpose of promoting the interests of the Company.

No Restrictions on Transfer

         The Service Providers will become the record and beneficial the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Restrictions of Resales

         In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit," as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

Documents Incorporated By Reference and Additional Information

         The Company hereby incorporates by reference (i) the annual report on Form 10-KSB filed under the Exchange Act for the fiscal year ended March 31, 2000; (ii) the Quarterly Reports on Form 10QSB for the fiscal quarters ended September 30, 2000 and December 31, 2000, and (iii) the Definitive Proxy Statement on Form 14(A) dated July 28, 2000. In addition, all further documents filed by the Company pursuant to Section 12, 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when taken together constitute this Prospectus will be sent or given to Service Providers by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

         All statements contained in this document, all or a portion of which is incorporated by reference herein, shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified shall not be deemed to constitute a part of this Registration Statement except as so modified, and any statement so superseded shall not be deemed to constitute part of this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information

         A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus of any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Request should be addressed to the Company at 9777 Wilshire Blvd., Suite 718, Beverly Hills, CA 90212.

Legal Opinions and Experts

         Aaron Grunfeld, Michael Eisner and Susan Tregub have each rendered services to Registrant in connection with corporate and other general legal matters; Susan H. Tregub, Esq. has rendered an opinion on the validity of the securities being registered. Ms. Tregub is not an "affiliate" of the Company and does not have a substantial interest in the registrant. See, however, PART II,
ITEM 5 - Interests of Named Experts and Counsel.

         The financial statements of Inc.ubator Capital, Inc. incorporated by reference in the Company's Yearly Report on Form 10-KSB for the year ended March 31, 2000 have been audited by KPMG Peat Marwick, LLP, Certified Public Accountants, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

Indemnification of Officers and Directors

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation, as amended, and Bylaws provide for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by the Delaware Law.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference

         Registrant  hereby  states that (i) all  documents set forth in (a) and
(b) below, are  incorporated by reference in this  Registration  Statement,  and
(ii) all documents subsequently filed by Registrant pursuant to Sections 12, 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

(a) Registrant's latest Annual Report, if any, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

(b) All other reports filed pursuant to Sections 12, 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above.

Item 4.  Description of Securities

         The securities being registered are common stock $.001 par value.

Item 5.  Interests of Named Experts and Counsel

         Susan H. Tregub, a professional corporation, whose partner Susan Tregub is counsel to the Registrant, received 200,000 shares of the common stock of the Registrant for services rendered. These shares are included in a separate registration statement.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation, as amended, and Bylaws provide for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by the Delaware Law.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

(a The following exhibits are filed as part of this S-8 Registration Statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit No.     Title

4.              Not Applicable

5. Opinion of Susan H. Tregub regarding the legality of the securities registered.

10.             Services Provider Plan

15.             Not Required

23.1 Consent of Susan H. Tregub to the use of her opinion with respect to the legality of the securities being registered hereby contained in Item 5, above.

23.2            Consent of KPMG Peat Marwick, LLP, Certified Public Accountants

27.             Not Required

28.                                         Not Required

29.                                         Not Required

Item 9.  Undertakings

         1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

         2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3.  The  undersigned   Registrant  hereby  undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

         Provided, however, that paragraphs 1, 2, 3 and 4 do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                                   SIGNATURES

         Pursuant to the requirements of Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington Park, Maryland, on the date set forth below.

Dated: February 22, 2001
                                                Inc.ubator Capital, Inc.


                                           By:
                                                -----------------------------
                                                Harry Weitzel
                                                Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry Weitzel, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date:

                                     -----------------------------
                                     Harry Weitzel, President
                                     and Chief Executive Officer
                                     (Principal Executive Officer)

Date:

                                     ------------------------------
                                     Harry Weitzel,
                                     Chief Financial Officer
                                     (Principal Financial & Accounting Officer)

Date:

                                          ------------------------------
                                          Harry Weitzel, Director

Date:
                                          ------------------------------
                                          Kevin Washington, Director

Date:
                                          ------------------------------
                                          Rory Knight, Director

Date:
                                          ------------------------------
                                          George Pilallis, Director

Date:
                                          ------------------------------
                                          Leighton Bloom, Director

Date:
                                          ------------------------------
                                          Jason Galanis, Director

Date:
                                          ------------------------------
                                          Nicholas Wise, Director

                         Form S-8 Registration Statement

EXHIBIT INDEX

         The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
                                                                        Numbered
Statement   Descriptions                                                  Page
---------   ------------                                                --------
5.          Opinion of Counsel ........................................... 10

10.         Services Provider Plan with Service Providers................. 11

23.1        Consent of Susan H. Tregub   ................................. 10
            (included in Opinion of Counsel - Exhibit 5)

23.2        Consent of KPMG, Peat Marwick, LLP,
            Certified Public Accountants ....                              17






















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